EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capstead Mortgage Corporation of our report dated February 26, 2010 with respect to the consolidated financial statements of Capstead Mortgage Corporation and our report dated February 26, 2010 with respect to the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, included in the 2009 Annual Report to Stockholders of Capstead Mortgage Corporation.

We consent to the incorporation by reference in the following Registration Statements and the related prospectuses:

•	Form S-8 (No. 33-53555);
•	Form S-8 (No. 333-12719);
•	Form S-8 (No. 333-27215);
•	Form S-8 (No. 333-116738);
•	Form S-8 (No. 333-142861); and
•	Form S-3 (No. 333-156073)

of our report dated February 26, 2010 with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated herein by reference and our report dated February 26, 2010 with respect to the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, incorporated herein by reference.

/s/ ERNST & YOUNG LLP

Dallas, Texas

February 26, 2010